UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

VICOR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18277	04-2742817
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VICR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective June 3, 2020, the Board of Directors of Vicor Corporation (“Vicor”) approved amendments to Vicor’s By-laws (the “Amended By-laws”), amending Section 1 of Article I to allow Vicor to hold meetings of its stockholders solely by means of remote communication as authorized under Section 211 of the Delaware General Corporation Law. The Amended By-laws also make certain conforming and corrective changes to Sections 3 and 4 of Article I and Section 6 of Article II.

The foregoing summary is qualified in its entirety by reference to the full text of the Amended By-laws, which are attached hereto as Exhibit 3.1 (unmarked version) and Exhibit 3.2 (marked version), and are incorporated by reference herein.

Item 8.01	Other Events

On June 4, 2020, Vicor announced that, in response to continued public health precautions associated with the COVID-19 pandemic, it is changing the location of its 2020 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Friday, June 26, 2020 at 9:00 a.m. Eastern Time, to a virtual-only meeting to be conducted via audio webcast. Stockholders will not be able to attend the Annual Meeting in-person. A copy of the press release announcing the change to a virtual meeting is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	By-laws, as amended on June 3, 2020 (unmarked version)

3.2	By-laws, as amended on June 3, 2020 (marked version)

99.1	Press Release of Vicor Corporation dated June 4, 2020

Exhibit Index

Exhibit No.	Description

3.1	By-laws, as amended on June 3, 2020 (unmarked version)

3.2	By-laws, as amended on June 3, 2020 (marked version)

99.1	Press Release of Vicor Corporation dated June 4, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 4, 2020	By:	/s/ James A. Simms
James A. Simms
Chief Financial Officer